SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

SALON CITY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52749	20-2107795
(State or other jurisdiction of	Commission File Number	(IRS Employer Identification No.)
incorporation or organization)

909 North Palm Avenue
Suite 311
West Hollywood, California 90069
(Address of principal executive offices)

310-358-9017
(Issuer's telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)(1)On February 2, 2009, Salon City, Inc. entered into an Exclusive Placement Agent Agreement with Capital Growth Resources, Inc. (hereafter, “CGR”), with a business address of 405 East Lexington Avenue, Suite 201, El Cajon, California. The Company considers this a material agreement not made in the ordinary course of its business.

There is no material relationship between the registrant, or any of its affiliates, and CGR or any of its affiliates to the contract, other than in respect to the material agreement.

(2) The material agreement provides, in pertinent part, that CGR shall serve as the exclusive placement agent in connection with the placement of new securities (the “Offering”) of Salon City, Inc. either alone or in conjunction with other broker-dealers, for the purposes of expanding the financing of Salon City, Inc.’s business and execution of its business plans.

The Offering will consist of a “best efforts, all or none” minimum offering of fifteen (15) Units, with each Unit consisting of fifty (50) ten percent (10%) debentures in the principal amount of one hundred dollars ($100.00) each, and thirty seven thousand five hundred (37,500) shares of Salon City Inc.’s restricted common stock on a best efforts basis up to the maximum offering of one hundred (100) Units or five hundred thousand dollars ($500,000.00).

Each debenture consists of a one hundred dollar ($100.00) debenture note that has a ten percent (10%) interest rate with interest payments due and payable to the subscriber upon maturity of one year after the execution of the subscription agreement by Salon City, Inc. Salon City, Inc. may redeem any or all of the restricted common stock before maturity, at a price of twenty cents ($0.20) per share, by giving fifteen (15) days written notice to the subscriber.

The Units shall be offered and sold by Salon City, Inc. at a price of five thousand dollars ($5,000.00) per Unit, with a minimum purchase of one (1) Unit, or such lesser amount as Salon City, Inc. may approve on a subscription–by–subscription basis, with gross minimum proceeds of seventy-five thousand dollars ($75,000.00) and gross maximum offering proceeds of five hundred thousand dollars ($500,000.00).

The Units will be offered in reliance upon Section 4.2 and/or Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended, and shall be sold solely to “Accredited Investors” as that term is defined in Rule 501 of Regulation D.

The agreement provides that CGR shall receive as consideration for the services to be rendered for the placement of the Units, a cash commission of ten percent (10%) of the aggregate gross proceeds of the Units sold, a non-accountable expense allowance equal to two percent (2%) of the aggregate gross proceeds of the Units sold, and a wholesaling fee of two percent (2%) of the aggregate gross proceeds of the Units sold.

Upon completion or amendment to this agreement, Salon City, Inc. will issue subsequent reports on Form 8-K updating the information contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Salon City, Inc
(Registrant)

Date February 6, 2009	By:	/s/ Steven Casciola
Steven Casciola
President